Exhibit 99.1

FOR IMMEDIATE RELEASE	MEDIA CONTACT:
July 24, 2009	Nancy Stark
Verizon Wireless
908.559.7520
Nancy.Stark@verizonwireless.com

VERIZON WIRELESS REPORTS SOLID 2Q 2009 GROWTH OF

1.1 MILLION NEW CUSTOMERS

BASKING RIDGE, N.J. – Verizon Wireless today announced second-quarter 2009 net customer additions of 1.1 million.

At the end of the quarter, the company had 87.7 million customers, including 85.2 million retail customers, which are those it directly serves and manages, and who choose the Verizon Wireless brand. More customers use the Verizon Wireless brand than any other wireless brand in the U.S.

Verizon Wireless has the most reliable coast-to-coast wireless voice and data network, including the largest 3G broadband wireless network – key in attracting new customers and earning the loyalty of existing customers. The company consistently has had the highest loyalty level in the industry, as measured by the rate of customer churn.

Further details about Verizon Wireless’ financial and operational results for the quarter will be reported when Verizon Communications announces its consolidated quarterly results on July 27. Verizon Wireless is a joint venture of Verizon Communications (NYSE: VZ) and Vodafone Group plc (NYSE and LSE: VOD), which earlier today reported key performance indicators, including its proportionate share of Verizon Wireless net customer additions.

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About Verizon Wireless

Verizon Wireless operates the nation’s most reliable and largest wireless voice and data network, serving 87.7 million customers. Headquartered in Basking Ridge, N.J., with more than 87,000 employees nationwide, Verizon Wireless is a joint venture of Verizon Communications (NYSE: VZ) and Vodafone (NYSE and LSE: VOD). For more information, visit www.verizonwireless.com. To preview and request broadcast-quality video footage and high-resolution stills of Verizon Wireless operations, log on to the Verizon Wireless Multimedia Library at www.verizonwireless.com/multimedia.

NOTE: This news release contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the effects of adverse conditions in the U.S. and international economies; the effects of competition in our markets; materially adverse changes in labor matters, including workforce levels and labor negotiations, and any resulting financial and/or operational impact, in the markets served by us or by companies in which we have substantial investments; the effect of material changes in available technology; any disruption of our suppliers’ provisioning of critical products or services; significant increases in benefit plan costs or lower investment returns on plan assets; the impact of natural or man-made disasters or existing or future litigation and any resulting financial impact not covered by insurance; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets impacting the cost, including interest rates, and/or availability of financing; any changes in the regulatory environments in which we operate, including any loss of or inability to renew wireless licenses, and the final results of federal and state regulatory proceedings and judicial review of those results; changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; our ability to complete acquisitions and dispositions; our ability to successfully integrate Alltel Corporation into Verizon Wireless’ business and achieve anticipated benefits of the acquisition; and the inability to implement our business strategies.